Exhibit 99.1
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2010 FIRST QUARTER RESULTS
     CHICAGO, April 22 - GATX Corporation (NYSE:GMT) today reported 2010 first quarter net income of $18.7 million or $.40 per diluted share, compared to $27.6 million or $.56 per diluted share in the first quarter of 2009. The 2010 and 2009 first quarter results include negative after-tax fair-value adjustments of $0.8 million or $.02 per diluted share and $11.6 million or $.23 per diluted share, respectively, related to certain interest rate swaps at GATX’s European affiliate, AAE Cargo (AAE).
     Brian A. Kenney, president and chief executive officer of GATX, stated, “As we expected entering 2010, our markets have stabilized at relatively low levels. While there are some signs of recovery, they are inconsistent, and we expect to experience revenue pressure until there is sustainable improvement in the global economy.
     “In Rail, utilization was 96.0%, compared to 95.9% in the prior quarter. Our commercial team is effectively deploying cars despite significant idle railcar capacity in the industry. GATX’s Lease Price Index (LPI) was negative 15.2% during the quarter, reflective of the ongoing challenges in the marketplace.
     “Results in Specialty in the first quarter were in-line with our expectations, as our marine joint ventures continue to operate in weak markets. American Steamship Company (ASC) started its sailing season in recent weeks and is expecting improved operating results in 2010 due to an increase in iron ore demand.”
     Mr. Kenney concluded, “First quarter operating results, and the generally slow pace of recovery in our markets, are consistent with our expectations. Therefore, our 2010 full-year earnings estimate remains unchanged at this time.”
RAIL
     Rail segment profit was $49.3 million in the first quarter of 2010, compared to $43.2 million in the first quarter of 2009. The 2010 and 2009 first quarter results include negative pre-tax adjustments of $0.9 million and $14.3 million, respectively, related to the change in fair-value of interest rate swaps at AAE.
     At March 31, 2010, Rail’s North American fleet totaled approximately 109,000 cars, and fleet utilization was 96.0% compared to 95.9% at year end and 96.5% at March 31, 2009. The market remains very competitive as all lessors are competing aggressively to keep their fleets utilized. This has resulted in continued downward pressure on renewal lease rates when compared to expiring rates, as GATX’s LPI was a negative 15.2% in the first quarter, compared to negative 18.7% in the 2009 fourth quarter and negative 5.5% in the prior year period. The average lease renewal term for cars in the LPI was 31 months compared to 43 months in the 2009 fourth quarter and 45 months in the prior year period.

     The European wholly-owned tank car fleet totaled approximately 20,000 cars and utilization was 94.4% compared to 94.7% at year end and 96.5% at March 31, 2009.
     Additional current and historical fleet and operating data as well as macroeconomic data related to Rail’s business can be found on the last page of this press release.
SPECIALTY
     Specialty reported segment profit of $12.1 million in the first quarter of 2010 compared to $23.0 million in the prior year period. Lower asset remarketing in the current year period was the primary driver of the decline in segment profit.
     The Specialty portfolio currently consists of approximately $694.6 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $247.3 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $0.4 million in the first quarter of 2010 compared to $4.8 million in the first quarter 2009. The 2009 first quarter results include receipt of a $5.6 million recovery from the settlement of a litigation matter. ASC’s vessels are in winter lay up from January through late March and therefore first quarter operational activity is very limited.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides leasing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2010 first quarter results. Teleconference details are as follows:
Thursday, April 22
11:00 A.M. Eastern Time
Domestic Dial-In:      1-877-874-1563
International Dial-In: 1-719-325-4807
Replay: 1- 888-203-1112 / Access Code: 6274693
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; the outcome of pending or threatened litigation; and other factors. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Investor Relations Department
312-621-6262
ir@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(04/22/10)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended
	March 31
	2010	2009
Gross Income
Lease income	$221.2	$232.8
Marine operating revenue	8.3	1.1
Asset remarketing income	14.4	14.4
Other income	19.7	14.6

Revenues	263.6	262.9
Share of affiliates’ earnings	18.3	1.5

Total Gross Income	281.9	264.4

Ownership Costs
Depreciation	51.7	51.1
Interest expense, net	42.6	41.5
Operating lease expense	34.6	33.9

Total Ownership Costs	128.9	126.5

Other Costs and Expenses
Maintenance expense	67.8	61.3
Marine operating expense	6.4	0.7
Selling, general and administrative	33.5	33.1
Other	19.0	3.3

Total Other Costs and Expenses	126.7	98.4

Income before Income Taxes	26.3	39.5
Income Tax Provision	7.6	11.9

Net Income	$18.7	$27.6

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended
	March 31
	2010	2009
Per Share Data

Basic	$0.41	$0.57

Average number of common shares	46.0	48.3

Diluted	$0.40	$0.56

Average number of common shares and common share equivalents	47.5	50.3

Dividends declared per common share	$0.28	$0.28

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	March 31	December 31
	2010	2009
Assets

Cash and Cash Equivalents	$173.8	$41.7
Restricted Cash	33.6	33.2

Receivables
Rent and other receivables	52.1	68.7
Finance leases	302.0	309.7
Less: allowance for possible losses	(12.8)	(13.4)

	341.3	365.0

Operating Lease Assets, Facilities and Other
Rail	5,351.4	5,449.0
Specialty	262.1	245.4
ASC	381.8	380.2
Less: allowance for depreciation	(1,994.7)	(2,041.3)

	4,000.6	4,033.3

Investments in Affiliated Companies	467.0	452.2
Goodwill	93.4	97.5
Other Assets	197.3	183.5

Total Assets	$5,307.0	$5,206.4

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$107.7	$123.0

Debt
Commercial paper and borrowings under bank credit facilities	41.4	70.8
Recourse	2,764.1	2,553.0
Nonrecourse	226.9	234.2
Capital lease obligations	53.4	54.8

	3,085.8	2,912.8

Deferred Income Taxes	731.0	730.6
Other Liabilities	286.3	337.4

Total Liabilities	4,210.8	4,103.8
Total Shareholders’ Equity	1,096.2	1,102.6

Total Liabilities and Shareholders’ Equity	$5,307.0	$5,206.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2010
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$204.9	$15.3	$1.0	$—	$221.2
Marine operating revenue	—	—	8.3	—	8.3
Asset remarketing income	12.5	1.9	—	—	14.4
Other income	19.3	0.2	—	0.2	19.7

Revenues	236.7	17.4	9.3	0.2	263.6
Share of affiliates’ earnings	8.6	9.7	—	—	18.3

Total Gross Income	245.3	27.1	9.3	0.2	281.9

Ownership Costs
Depreciation	47.6	4.1	—	—	51.7
Interest expense, net	31.7	6.8	2.1	2.0	42.6
Operating lease expense	34.4	0.3	—	(0.1)	34.6

Total Ownership Costs	113.7	11.2	2.1	1.9	128.9

Other Costs and Expenses
Maintenance expense	67.4	—	0.4	—	67.8
Marine operating expense	—	—	6.4	—	6.4
Other	14.9	3.8	—	0.3	19.0

Total Other Costs and Expenses	82.3	3.8	6.8	0.3	93.2

Segment Profit (Loss)	$49.3	$12.1	$0.4	$(2.0)	59.8

Selling, general and administrative					33.5

Income before Income Taxes					26.3
Income Tax Provision					7.6

Net Income					$18.7

Selected Data:

Investment Volume	$48.1	$19.6	$1.6	$0.9	$70.2

Asset Remarketing Income:
Disposition Gains on Owned Assets	12.5	0.5	—	—	13.0
Residual Sharing Income	—	1.4	—	—	1.4

Total Asset Remarketing Income	$12.5	$1.9	$—	$—	$14.4

Scrapping Gains (a)	$4.1	—	—	—	$4.1

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2009
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$216.5	$15.3	$1.0	$—	$232.8
Marine operating revenue	—	—	1.1	—	1.1
Asset remarketing income	4.7	9.7	—	—	14.4
Other income	13.2	1.1	0.1	0.2	14.6

Revenues	234.4	26.1	2.2	0.2	262.9
Share of affiliates’ earnings	(8.9)	10.4	—	—	1.5

Total Gross Income	225.5	36.5	2.2	0.2	264.4

Ownership Costs
Depreciation	46.2	4.9	—	—	51.1
Interest expense, net	33.6	5.8	2.2	(0.1)	41.5
Operating lease expense	33.6	0.4	—	(0.1)	33.9

Total Ownership Costs	113.4	11.1	2.2	(0.2)	126.5

Other Costs and Expenses
Maintenance expense	61.2	—	0.1	—	61.3
Marine operating expense	—	—	0.7	—	0.7
Other	7.7	2.4	(5.6)	(1.2)	3.3

Total Other Costs and Expenses	68.9	2.4	(4.8)	(1.2)	65.3

Segment Profit	$43.2	$23.0	$4.8	$1.6	72.6

Selling, general and administrative					33.1

Income before Income Taxes					39.5
Income Tax Provision					11.9

Net Income					$27.6

Selected Data:

Investment Volume	$70.5	$4.2	$3.2	$1.4	$79.3

Asset Remarketing Income:
Disposition Gains on Owned Assets	0.7	1.4	—	—	2.1
Residual Sharing Income	4.0	8.3	—	—	12.3

Total Asset Remarketing Income	$4.7	$9.7	$—	$—	$14.4

Scrapping Gains (a)	$2.2	—	—	—	$2.2

(a)	Included in Other income

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Leverage)

	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010
Assets by Segment (includes off-balance sheet assets)
Rail	$4,960.7	$5,037.1	$5,118.0	$5,110.4	$4,998.1
Specialty	613.3	609.7	676.8	676.0	693.8
ASC	266.8	280.0	262.1	269.0	260.3
Other	89.4	85.7	88.5	92.2	90.3

Total Assets, Excluding Cash	$5,930.2	$6,012.5	$6,145.4	$6,147.6	$6,042.5

Non-performing Investments	$19.0	$25.6	$18.4	$18.2	$17.8

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	$66.0	$198.6	$0.3	$29.1	$(132.4)
On Balance Sheet Recourse Debt	2,363.1	2,321.8	2,627.7	2,553.0	2,764.1
On Balance Sheet Nonrecourse Debt	240.5	238.8	236.9	234.2	226.9
Off Balance Sheet Recourse Debt	779.9	784.0	801.7	813.0	742.6
Off Balance Sheet Nonrecourse Debt	212.5	209.6	206.7	203.1	200.3
Capital Lease Obligations	60.8	59.2	56.1	54.8	53.4

Total Borrowings, Net of Unrestricted Cash	$3,722.8	$3,812.0	$3,929.4	$3,887.2	$3,854.9

Total Recourse Debt (a)	3,269.8	3,363.6	3,485.8	3,449.9	3,427.7
Shareholders’ Equity	1,069.7	1,069.8	1,112.2	1,102.6	1,096.2
Recourse Leverage	3.1	3.1	3.1	3.1	3.1

(a)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse

+	Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

(b)	Recourse Leverage = Total Recourse Debt / Shareholders’ Equity

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010
North American Rail Statistics (wholly-owned fleet)
Lease Price Index (LPI) (a)
Average Renewal Lease Rate Change	-5.5%	-9.8%	-8.5%	-18.7%	-15.2%
Average Renewal Term (months)	45	36	39	43	31

Fleet Rollforward
Beginning Balance	112,976	112,326	111,154	111,206	110,870
Cars Added	354	711	1,478	774	346
Cars Scrapped	(855)	(1,056)	(1,302)	(1,108)	(1,026)
Cars Sold	(149)	(827)	(124)	(2)	(1,272)
Ending Balance	112,326	111,154	111,206	110,870	108,918
Utilization	96.5%	96.0%	95.9%	95.9%	96.0%

GATX Rail Europe Statistics (wholly-owned fleet)
Fleet Rollforward
Beginning Balance	19,724	19,886	20,000	20,005	20,033
Cars Added	190	124	91	100	288
Cars Scrapped/Sold	(28)	(10)	(86)	(72)	—
Ending Balance	19,886	20,000	20,005	20,033	20,321
Utilization	96.5%	95.6%	94.7%	94.7%	94.4%

Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	69.3%	68.0%	70.5%	72.0%	73.2%
Year-over-year Change in U.S. Carloadings (total, excl. intermodal) (c)	-16.3%	-19.5%	-18.1%	-16.1%	2.2%
Year-over-year Change in U.S. Carloadings (chemical) (c)	-18.1%	-17.3%	-14.0%	-9.6%	13.5%
Year-over-year Change in U.S. Carloadings (petroleum products) (c)	-11.9%	-14.8%	-13.4%	-11.1%	2.0%
Production Backlog at Railcar Manufacturers (d)	26,171	21,558	19,343	10,462	12,990

American Steamship Company (ASC) Statistics
Total Net Tons Carried (millions)	0.2	6.3	6.1	8.6	1.3

(a)	LPI is an internally generated business indicator that measures general lease pricing on renewals. The index reflects the weighted average lease rate for a selected group of railcar types that GATX believes to be representative of its overall North American fleet. The LPI measures the percentage change between the weighted average expiring lease rate and the weighted average renewal lease rate.

(b)	As reported and revised by the Federal Reserve

(c)	As reported by the Association of American Railroads (AAR)

(d)	As reported by the Railway Supply Institute (RSI)